Exhibit 99.1

   Pacific Capital Bancorp Reports Fourth Quarter Financial Results


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Feb. 2, 2007--Pacific
Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $7.5 billion in assets, today announced financial results for the fourth quarter and year ended December 31, 2006.

    Net loss for the fourth quarter of 2006 was ($1.1) million or ($0.02) per diluted share, compared with net income of $11.1 million, or $0.24 per diluted share, reported for the fourth quarter of 2005. Net income for the year ended 2006 was $94.5 million, or $2.01 per diluted share, compared with net income of $99.3 million, or $2.14 per diluted share, reported for the year ended 2005.

    Net income for the fourth quarter of 2006 reflects the following non-recurring items (all dollar amounts are pre-tax):

    -- $8.8 million loss recorded on securities that will be sold as part of the Company's balance sheet management strategy

    --  $9.3 million asset write-down related to obsolete software

    --  $0.5 million in severance charges

    --  $1.8 million gain on sale of the Company's San Diego branch

    -- $1.0 million benefit from the true-up of the effective tax rate

    Excluding these items, net income was $8.6 million, or $0.20 per diluted share, in the fourth quarter of 2006 and $104.2 million, or $2.23 per diluted share, for the full year ended December 31, 2006. A reconciliation of non-GAAP to GAAP financial measures can be found in the tables at the end of the release.

    Commenting on the fourth quarter results, William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp, said, "We took a number of important steps in the fourth quarter that we believe will position the Company for improved performance in 2007. We began the process of repositioning our balance sheet, which we believe will help improve our liquidity and alleviate pressure on our net interest margin in future quarters. We also continued to restructure our IT department, which will help us better manage our infrastructure and more effectively leverage the technology investments we have made in the past few years.

    "From a core bank perspective, we continue to attract quality assets to the Company. Excluding short-term Holiday loans and a large bridge loan, we generated annualized loan growth of approximately 17% during the fourth quarter. We also continued to make progress on our expense reduction initiatives. Excluding non-recurring items in the fourth quarter, the core bank operating efficiency ratio continued to improve, and we believe we can make further progress in the coming quarters," said Thomas.

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's Refund Anticipation Loan (RAL) and Refund Transfer
(RT) programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The impact of the RAL/RT programs on the consolidated information prepared in accordance with Generally Accepted Accounting Principles is provided in tables at the end of this release.

    During the fourth quarter of 2006, total interest income was $120.8 million, compared with $101.5 million in the same quarter of 2005. The increase in total interest income was primarily attributable to organic growth in the loan portfolio and to higher yields on loans.

    Total interest expense for the fourth quarter of 2006 was $54.2 million, compared with $34.4 million for the fourth quarter of 2005. The increase in total interest expense resulted from higher borrowings incurred to support loan growth and higher rates paid on deposits and borrowings.

    Net interest income for the fourth quarter of 2006 was $66.6 million, compared with $67.1 million in the same quarter of 2005.

    Net interest margin for the fourth quarter of 2006 was 4.06%, which compares with 4.42% in the fourth quarter of 2005. Exclusive of RALs and Holiday loans in both periods, net interest margin in the fourth quarter of 2006 was 3.83%, compared with 4.29% in the fourth quarter of 2005. This also compares with a net interest margin of 3.96% in the third quarter of 2006, exclusive of RALs.

    Non-interest revenue was $9.9 million in the fourth quarter of 2006, compared with $14.0 million in the fourth quarter of 2005. Non-interest revenue in the fourth quarter of 2006 reflects the recognition of $8.8 million in losses on securities that will be sold in the first quarter as part of the Company's liquidity strategy. Excluding the losses on securities and the gain on sale of the San Diego branch, non-interest revenue was $16.7 million in the fourth quarter of 2006, an increase of 19.2% over the same period of the prior year. The increase in non-interest revenue was largely driven by an increase in trust and investment advisory fees resulting from the acquisition of Morton Capital Management in July 2006.

    The Company's operating efficiency ratio for the fourth quarter of 2006 was 76.67%, compared with 71.10% in the same period last year. Excluding the impact of the RAL/RT programs in all periods and the non-recurring items discussed above, the Company's operating efficiency ratio for the fourth quarter of 2006 was 62.49%, compared with 67.67% in the same period last year and 68.53% in the third quarter of 2006. Further excluding the effect of Holiday loans, which impact the first and fourth quarters of each year, the efficiency ratio for the fourth quarter of 2006 was 66.16%.

    The improvement in operating efficiency ratio from the third quarter of 2006 is primarily attributable to lower consulting expenses and a general reduction in discretionary expenditures.

    Balance Sheet

    Total gross loans were $5.72 billion at December 31, 2006, an annualized increase of 27.7% from $5.35 billion at September 30, 2006, and an increase of 16.8% from $4.90 billion at December 31, 2005. Total gross loans at December 31, 2006, include $86.3 million in short-term Holiday loans that pay off in the first quarter and a $52.5 million bridge loan that is expected to pay off in the first quarter. The growth in the loan portfolio during the fourth quarter of 2006 included annualized increases of 38% in construction, 29% in residential real estate, and 26% in commercial (excluding the bridge loan). Pacific Capital expects that the bridge loan will be refinanced through a conduit program that will generate a referral fee for the Company in the first quarter.

    Total deposits were $5.05 billion at December 31, 2006, an annualized increase of 9.3% compared to $4.93 billion at September 30, 2006, and an increase of 0.6% from $5.02 billion at December 31, 2005. Approximately $25.2 million in deposits were included in the sale of the San Diego branch in the fourth quarter of 2006. During the fourth quarter of 2006, the Company added $95.9 million in brokered CDs to provide funding for the 2007 RAL/RT programs. Excluding these brokered CDs, the most significant growth in the fourth quarter of 2006 occurred in NOW accounts.

    Asset Quality and Capital Ratios

    In the fourth quarter of 2006, the Company recorded a provision for credit losses of $13.3 million, of which $12.9 million relates to the core bank. The level of provision for credit losses in the fourth quarter reflects higher than expected growth in the core loan portfolio, higher than expected volumes of Holiday loans, and the provision required for the larger bridge loan. The Company believes that the overall credit quality of the portfolio remained healthy during the fourth quarter, as reflected by the decline in total non-performing assets.

    At December 31, 2006, the allowance for credit losses (excluding
RALs) was $64.7 million, or 1.13% of total loans, compared to $55.5 million, or 1.04% of total loans, at September 30, 2006. The allowance for credit losses (excluding RALs) at December 31, 2005, was 1.14% of total loans.

    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and other real estate owned, were $20.2 million, or 0.28% of total assets, at December 31, 2006, compared with $23.0 million, or 0.33% of total assets, at September 30, 2006.

    Excluding RALs and Holiday loans, the Company's ratio of allowance to nonperforming loans was 349% at December 31, 2006, compared to 276% at September 30, 2006.

    Excluding RALs, net charge-offs were $3.7 million for the three months ended December 31, 2006, compared with net charge-offs of $3.7 million for the three months ended September 30, 2006, and $3.2 million for the three months ended December 31, 2005. Annualized net charge-offs to total average loans (both excluding RALs) were 0.27% for the three months ended December 31, 2006, compared with 0.28% for the three months ended September 30, 2006, and 0.27% for the three months ended December 31, 2005.

    At December 31, 2006, the Company's capital ratios were above the well-capitalized guidelines established by bank regulatory agencies.

    Profitability Ratios

    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2006 were (0.73)% and (0.06)%, respectively, compared to 8.27% and 0.65%, respectively, for the fourth quarter of 2005. Excluding the impact of the RAL/RT programs and the non-recurring items discussed earlier, the Company's ROE and ROA for the fourth quarter of 2006 were 10.3% and 0.72%, respectively, compared to 10.05% and 0.66%, respectively, for the fourth quarter of 2005.

    Outlook

    For the full year 2007, Pacific Capital Bancorp expects fully diluted earnings per share to range between $2.40 and $2.50.

    Commenting on the outlook for Pacific Capital Bancorp, Thomas said, "We believe that we have effectively addressed many of the issues that negatively impacted our performance in 2006 and positioned the Company for success in 2007. We believe the performance of the core bank will be driven by strong loan growth as we continue to expand our presence in newer markets; a stable or increasing net interest margin as our balance sheet management strategies take effect; higher fee income as our Wealth Management business continues to benefit from the addition of Morton Capital Management; stable asset quality; and further improvement in our operating efficiency ratio as we continue implementing our expense management initiatives. Given the positive momentum we have in many areas of the Company, we believe we can return to delivering solid earnings growth in 2007."

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its fourth quarter 2006 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 49 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

    The assets, liabilities, and results of operations of the Company's refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.


Consolidated Balance Sheets

Dollars in Thousands  (unaudited) (unaudited) (unaudited) (unaudited)
                      12/31/2006   9/30/2006   6/30/2006   3/31/2006

Assets
 Cash and due from
  banks                 $154,182    $191,974    $215,969    $163,176
 Securities            1,167,142   1,222,833  $1,262,684   1,338,481
 Loans
  Real estate
   Residential         1,393,681   1,301,075   1,232,988   1,176,520
   Multi-family
    residential          287,626     280,203     272,229     268,331
   Non-residential     1,226,439   1,211,434   1,172,675   1,153,304
   Construction          536,443     490,278     454,197     383,427
  Commercial loans     1,072,831     958,305   1,024,971     923,006
  Home equity loans      372,637     362,768     349,419     327,868
  Consumer loans         527,751     422,003     410,442     388,913
  Tax refund loans            --      15,109      11,607      61,510
  Leases                 297,526     305,015     300,101     293,027
  Other loans              3,899       2,184       1,675       1,933
                      ----------- ----------- ----------- -----------
  Gross loans          5,718,833   5,348,374   5,230,304   4,977,839
 Allowance for credit
  losses                  64,671      56,246      53,638      54,676
                      ----------- ----------- ----------- -----------
 Total loans, net      5,654,162   5,292,128   5,176,666   4,923,163
 Premises and fixed
  assets                  95,400     108,149     111,421     116,245
 Accrued interest
  receivable              32,294      31,104      29,778      28,885
 Goodwill                145,272     145,271     140,584     140,585
 Other intangible
  assets                   8,797       9,846       8,218       9,270
 Other assets            237,581     224,200     237,420     250,331
                      ----------- ----------- ----------- -----------
Total assets          $7,494,830  $7,225,505  $7,182,740  $6,970,136
                      =========== =========== =========== ===========

Liabilities
 Deposits
  Non-interest-
   bearing demand
   deposits           $1,079,152  $1,075,252   1,103,422  $1,161,005
  Interest-bearing
   deposits
   NOW accounts        1,186,352   1,140,881   1,107,152   1,363,548
   Money market
    deposit accounts     630,155     635,488     619,726     657,617
   Other savings
    deposits             275,910     301,739     325,197     343,198
   Time certificates
    of $100,000 or
    more               1,350,527   1,245,287   1,166,933   1,181,186
   Other time
    deposits             524,305     533,685     519,709     517,386
                      ----------- ----------- ----------- -----------
  Total interest-
   bearing deposits    3,967,249   3,857,080   3,738,717   4,062,935
                      ----------- ----------- ----------- -----------
    Total deposits     5,046,401   4,932,332   4,842,139   5,223,940
 Federal funds
  purchased and
  securities sold
  under agreements to
  repurchase             356,352     286,883     284,051     267,865
 Long-term debt and
  other borrowings     1,391,704   1,296,593   1,374,964     765,703
 Obligations under
  capital lease            9,468       9,473       9,420       9,368
 Accrued interest
  payable and other
  liabilities             73,529      77,703      74,302     103,451
                      ----------- ----------- ----------- -----------
Total liabilities      6,877,454   6,602,984   6,584,876   6,370,327

Shareholders' equity     617,376     622,521     597,864     599,809
                      ----------- ----------- ----------- -----------
Total liabilities and
 shareholders' equity $7,494,830  $7,225,505  $7,182,740  $6,970,136
                      =========== =========== =========== ===========

 Total consumer
  loans, net of
  holiday loans         $441,500    $422,003    $410,442    $388,913

Dollars in Thousands                            % Change 12/31/2006 vs
                                    12/31/2005  9/30/2006  12/31/2005
                                                Annualized
Assets
 Cash and due from banks              $158,880     (78.7%)      (3.0%)
 Securities                          1,369,549     (18.2%)     (14.8%)
 Loans
  Real estate
   Residential                       1,128,318       28.5%       23.5%
   Multi-family residential            256,857       10.6%       12.0%
   Non-residential                   1,160,864        5.0%        5.6%
   Construction                        374,500       37.7%       43.2%
  Commercial loans                     934,840       47.8%       14.8%
  Home equity loans                    319,195       10.9%       16.7%
  Consumer loans                       431,542      100.2%       22.3%
  Tax refund loans                          --    (100.0%)         --
  Leases                               287,504      (9.8%)        3.5%
  Other loans                            3,666      314.1%        6.4%
                                    -----------
  Gross loans                        4,897,286       27.7%       16.8%
 Allowance for credit losses            55,598       59.9%       16.3%
                                    -----------
 Total loans, net                    4,841,688       27.4%       16.8%
 Premises and fixed assets             115,831     (47.2%)     (17.6%)
 Accrued interest receivable            28,994       15.3%       11.4%
 Goodwill                              140,584        0.0%        3.3%
 Other intangible assets                 9,888     (42.6%)     (11.0%)
 Other assets                          210,745       23.9%       12.7%
                                    -----------
Total assets                        $6,876,159       14.9%        9.0%
                                    ===========

Liabilities
 Deposits
  Non-interest-bearing demand
   deposits                         $1,061,711        1.5%        1.6%
  Interest-bearing deposits
   NOW accounts                      1,074,368       15.9%       10.4%
   Money market deposit accounts       807,762      (3.4%)     (22.0%)
   Other savings deposits              363,801     (34.2%)     (24.2%)
   Time certificates of $100,000 or
    more                             1,201,923       33.8%       12.4%
   Other time deposits                 508,301      (7.0%)        3.1%
                                    -----------
  Total interest-bearing deposits    3,956,155       11.4%        0.3%
                                    -----------
    Total deposits                   5,017,866        9.3%        0.6%
 Federal funds purchased and
  securities sold under agreements
  to repurchase                        446,642       96.9%     (20.2%)
 Long-term debt and other
  borrowings                           793,895       29.3%       75.3%
 Obligations under capital lease         9,317      (0.2%)        1.6%
 Accrued interest payable and other
  liabilities                           63,183     (21.5%)       16.4%
                                    -----------
Total liabilities                    6,330,903       16.6%        8.6%
                                                                   --
Shareholders' equity                   545,256      (3.3%)       13.2%
                                    -----------
Total liabilities and shareholders'
 equity                             $6,876,159       14.9%        9.0%
                                    ===========

 Total consumer loans, net of
  holiday loans                       $373,971       18.5%       18.1%


Consolidated Statements of Income (unaudited)
Dollars in Thousands


                                       Three Months Ended 12/31/2006
                                                   Excluding
                                      Consolidated   RAL/RT   RAL/RT
Interest income
 Loans                                   $107,389  $107,113  $   276
 Securities                                13,181    13,181       --
 Federal funds sold and securities
  purchased under resale agreements           182       182       --
                                      ------------ --------- --------
  Total interest income                   120,752   120,476      276
                                      ------------ --------- --------
Interest expense
 Deposits                                  32,704    32,499      205
 Securities sold under agreements to
  repurchased and federal funds
  purchased                                 4,293     4,293       --
 Other borrowed funds                      17,183    16,490      693
                                      ------------ --------- --------
  Total interest expense                   54,180    53,282      898
                                      ------------ --------- --------
Net interest income                        66,572    67,194     (622)
                                      ------------ --------- --------
Provision for credit losses
 Provision for credit losses - RAL            372        --      372
 Provision for credit losses - Core
  Bank                                     12,938    12,938       --
                                      ------------ --------- --------
Provision for credit losses                13,310    12,938      372
                                      ------------ --------- --------
Net interest income after provision
 for credit losses                         53,262    54,256     (994)
                                      ------------ --------- --------
Non-interest income
 Service charges on deposits                4,205     4,205       --
 Trust and investment advisory fees         5,763     5,763       --
 Refund transfer fees                         124        --      124
 Other service charges, commissions
  and fees, net                             4,298     4,187      111
 Gain on sale of tax refund loans,
  net                                          --        --       --
 Gain (loss) on securities, net            (8,761)   (8,761)      --
 Other income                               4,258     4,258       --
                                      ------------ --------- --------
  Total non-interest income                 9,887     9,652      235
                                      ------------ --------- --------
Non-interest expense
 Personnel                                 29,027    28,214      813
 Occupancy expense                          5,360     5,108      252
 Equipment expense                          2,574     2,361      213
 Refund program marketing and
  technology fees                              --        --       --
 Other expenses                            29,575    27,490    2,085
                                      ------------ --------- --------
  Total non-interest expense               66,536    63,173    3,363
                                      ------------ --------- --------
Net income before taxes                    (3,387)      735   (4,122)
Provision for income taxes                 (2,254)     (521)  (1,733)
                                      ------------ --------- --------
Net income                               $ (1,133) $  1,256  $(2,389)
                                      ============ ========= ========

Earnings per share - basic               $  (0.02)
Earning per share - diluted              $  (0.02)
Average number of shares - basic           46,858
Average number of shares - diluted         47,204

SFAS 123R Impact
  Net earnings                           $ (1,133)
  Net earnings before the effects of
   SFAS 123R(a)                          $ (1,104)
  Diluted earning per share ("EPS")      $  (0.02)
  Diluted EPS before the effects of
   SFAS 123R(a)                          $  (0.02)
  Stock option expense included in
   earnings, pre tax                     $     50


                          Three Months Ended 12/31/2005  Consolidated
                                      Excluding           % Change
                         Consolidated   RAL/RT   RAL/RT
Interest income
 Loans                    $    86,526  $ 86,422  $   104         24.1%
 Securities                    14,626    14,626       --        (9.9%)
 Federal funds sold and
  securities purchased
  under resale
  agreements                      298       702     (404)      (38.9%)
                         ------------- --------- --------
  Total interest income       101,450   101,750     (300)        19.0%
                         ------------- --------- --------
Interest expense
 Deposits                      23,219    23,219       --         40.9%
 Securities sold under
  agreements to
  repurchased and
  federal funds
  purchased                     2,392     3,365     (973)        79.5%
 Other borrowed funds           8,773     8,065      708         95.9%
                         ------------- --------- --------
  Total interest expense       34,384    34,649     (265)        57.6%
                         ------------- --------- --------
Net interest income            67,066    67,101      (35)       (0.7%)
                         ------------- --------- --------
Provision for credit
 losses
 Provision for credit
  losses - RAL                 (2,432)       --   (2,432)       115.0%
 Provision for credit
  losses - Core Bank            7,425     7,425       --         74.2%
                         ------------- --------- --------
Provision for credit
 losses                         4,993     7,425   (2,432)       166.6%
                         ------------- --------- --------
Net interest income
 after provision for
 credit losses                 62,073    59,676    2,397       (14.2%)
                         ------------- --------- --------
Non-interest income
 Service charges on
  deposits                      4,180     4,180       --          0.6%
 Trust and investment
  advisory fees                 4,161     4,161       --         38.5%
 Refund transfer fees              62        --       62        100.0%
 Other service charges,
  commissions and fees,
  net                           4,111     3,908      203          4.5%
 Gain on sale of tax
  refund loans, net                --        --       --           --
 Gain (loss) on
  securities, net                  --        --       --      (100.0%)
 Other income                   1,484     1,484       --        186.9%
                         ------------- --------- --------
  Total non-interest
   income                      13,998    13,733      265       (29.4%)
                         ------------- --------- --------
Non-interest expense
 Personnel                     29,509    28,579      930        (1.6%)
 Occupancy expense              4,220     4,041      179         27.0%
 Equipment expense              3,575     3,348      227       (28.0%)
 Refund program
  marketing and
  technology fees                  --        --       --           --
 Other expenses                21,446    19,793    1,653         37.9%
                         ------------- --------- --------
  Total non-interest
   expense                     58,750    55,761    2,989         13.3%
                         ------------- --------- --------
Net income before taxes        17,321    17,648     (327)     (119.6%)
Provision for income
 taxes                          6,247     6,385     (138)     (136.1%)
                         ------------- --------- --------
Net income                $    11,074  $ 11,263  $  (189)     (110.2%)
                         ============= ========= ========

Earnings per share -
 basic                    $      0.24
Earning per share -
 diluted                  $      0.24
Average number of shares
 - basic                       46,242
Average number of shares
 - diluted                     46,685

SFAS 123R Impact
  Net earnings            $    11,074
  Net earnings before
   the effects of SFAS
   123R(a)                $    11,392
  Diluted earning per
   share ("EPS")          $      0.24
  Diluted EPS before the
   effects of SFAS
   123R(a)                $      0.24
  Stock option expense
   included in earnings,
   pre tax                $       549


(a) Non GAAP measure

Effective as of the beginning of the year, the Company adopted FASB
 Statement 123R-Share-Based Payment using the modified prospective application method. Accordingly, its results of operations for prior fiscal periods have not been adjusted to include the cost relating to stock options.


    The Company's management utilizes the above Core Bank information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business


Consolidated Statements of Income (unaudited)
Dollars in Thousands


                                      Twelve Months Ended 12/31/2006
                                                  Excluding
                                     Consolidated   RAL/RT   RAL/RT
Interest income
 Loans                                  $508,348  $390,225  $118,123
 Securities                               55,795    55,795        --
 Federal funds sold and securities
  purchased under resale agreements          383      (207)      590
                                     ------------ --------- ---------
  Total interest income                  564,526   445,813   118,713
                                     ------------ --------- ---------
Interest expense
 Deposits                                116,836   115,130     1,706
 Securities sold under agreements to
  repurchased and federal funds
  purchased                               18,054    13,591     4,463
 Other borrowed funds                     55,877    53,129     2,748
                                     ------------ --------- ---------
  Total interest expense                 190,767   181,850     8,917
                                     ------------ --------- ---------
Net interest income                      373,759   263,963   109,796
                                     ------------ --------- ---------
Provision for credit losses
 Provision for credit losses - RAL        36,663        --    36,663
 Provision for credit losses - Core
  Bank                                    28,030    28,030        --
                                     ------------ --------- ---------
Provision for credit losses               64,693    28,030    36,663
                                     ------------ --------- ---------
Net interest income after provision
 for credit losses                       309,066   235,933    73,133
                                     ------------ --------- ---------
Non-interest income
 Service charges on deposits              16,497    16,497        --
 Trust and investment advisory fees       20,284    20,284        --
 Refund transfer fees                     44,939        --    44,939
 Other service charges, commissions
  and fees, net                           26,157    16,204     9,953
 Gain on sale of tax refund loans,
  net                                     43,163        --    43,163
 Gain (loss) on securities, net           (8,610)   (8,610)       --
 Other income                             10,978    10,977         1
                                     ------------ --------- ---------
  Total non-interest income              153,408    55,352    98,056
                                     ------------ --------- ---------
Non-interest expense
 Personnel                               124,269   115,142     9,127
 Occupancy expense                        19,631    18,733       898
 Equipment expense                        10,492     9,667       825
 Refund program marketing and
  technology fees                         54,706        --    54,706
 Other expenses                          105,966    91,639    14,327
                                     ------------ --------- ---------
  Total non-interest expense             315,064   235,181    79,883
                                     ------------ --------- ---------
Net income before taxes                  147,410    56,104    91,306
Provision for income taxes                52,870    14,476    38,394
                                     ------------ --------- ---------
Net income                              $ 94,540  $ 41,628  $ 52,912
                                     ============ ========= =========

Earnings per share - basic              $   2.02
Earning per share - diluted             $   2.01
Average number of shares - basic          46,770
Average number of shares - diluted        47,099

SFAS 123R Impact
  Net earnings                          $ 94,540
  Net earnings before the effects of
   SFAS 123R(a)                         $ 95,543
  Diluted earning per share ("EPS")     $   2.01
  Diluted EPS before the effects of
   SFAS 123R(a)                         $   2.03
  Stock option expense included in
   earnings, pre tax                    $  1,731


                          Twelve Months Ended 12/31/2005  Consolidated
                                       Excluding           % Change
                          Consolidated   RAL/RT   RAL/RT
Interest income
 Loans                    $   365,953  $301,181  $64,772         38.9%
 Securities                    59,412    59,412       --        (6.1%)
 Federal funds sold and
  securities purchased
  under resale agreements         792       792       --       (51.6%)
                          ------------ --------- --------
  Total interest income       426,157   361,385   64,772         32.5%
                          ------------ --------- --------
Interest expense
 Deposits                      72,955    72,596      359         60.1%
 Securities sold under
  agreements to
  repurchased and federal
  funds purchased               5,781     5,781        -        212.3%
 Other borrowed funds          32,769    30,021    2,748         70.5%
                          ------------ --------- --------
  Total interest expense      111,505   108,398    3,107         71.1%
                          ------------ --------- --------
Net interest income           314,652   252,987   61,665         18.8%
                          ------------ --------- --------
Provision for credit
 losses
 Provision for credit
  losses - RAL                 38,211        --   38,211        (4.1%)
 Provision for credit
  losses - Core Bank           15,662    15,662       --         79.0%
                          ------------ --------- --------
Provision for credit
 losses                        53,873    15,662   38,211         20.1%
                          ------------ --------- --------
Net interest income after
 provision for credit
 losses                       260,779   237,325   23,454         18.5%
                          ------------ --------- --------
Non-interest income
 Service charges on
  deposits                     17,073    17,073       --        (3.4%)
 Trust and investment
  advisory fees                16,800    16,800       --         20.7%
 Refund transfer fees          24,982        --   24,982         79.9%
 Other service charges,
  commissions and fees,
  net                          20,991    14,842    6,149         24.6%
 Gain on sale of tax
  refund loans, net            26,023        --   26,023         65.9%
 Gain (loss) on
  securities, net                (730)     (730)      --       1079.0%
 Other income                   6,784     6,782        2         61.8%
                          ------------ --------- --------
  Total non-interest
   income                     111,923    54,767   57,156         37.1%
                          ------------ --------- --------
Non-interest expense
 Personnel                    108,023   101,396    6,627         15.0%
 Occupancy expense             17,150    16,377      773         14.5%
 Equipment expense             11,703    10,818      885       (10.3%)
 Refund program marketing
  and technology fees              --        --       --        100.0%
 Other expenses                77,529    67,467   10,062         36.7%
                          ------------ --------- --------
  Total non-interest
   expense                    214,405   196,058   18,347         46.9%
                          ------------ --------- --------
Net income before taxes       158,297    96,034   62,263        (6.9%)
Provision for income
 taxes                         59,012    32,830   26,182       (10.4%)
                          ------------ --------- --------
Net income                $    99,285  $ 63,204  $36,081        (4.8%)
                          ============ ========= ========

Earnings per share -
 basic                    $      2.16
Earning per share -
 diluted                  $      2.14
Average number of shares
 - basic                       45,964
Average number of shares
 - diluted                     46,358

SFAS 123R Impact
  Net earnings            $    99,285
  Net earnings before the
   effects of SFAS
   123R(a)                $   100,510
  Diluted earning per
   share ("EPS")          $      2.14
  Diluted EPS before the
   effects of SFAS
   123R(a)                $      2.17
  Stock option expense
   included in earnings,
   pre tax                $     2,114


(a) Non GAAP measure

Effective as of the beginning of the year, the Company adopted FASB
 Statement 123R-Share-Based Payment using the modified prospective application method. Accordingly, its results of operations for prior fiscal periods have not been adjusted to include the cost relating to stock options.


    The Company's management utilizes the above Core Bank information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business


Net Interest Margin (unaudited)
Dollars in Thousands


                                     Three Months Ended 12/31/2006
                                                Excluding
                                   Consolidated    RAL/RT    RAL/RT

Net interest margin (tax
 equivalent)                              4.06%       4.10%    NA

Net interest income (tax
 equivalent)                        $   68,139  $   68,761  $   (622)

Interest income                     $  120,752  $  120,476  $    276
Interest expense                        54,180      53,282       898
                                   ------------ ----------- ---------
Net interest income                 $   66,572  $   67,194  $   (622)
                                   ============ =========== =========
Tax equivalent adjustment           $    1,567  $    1,567  $      -

Average earning assets              $6,663,096  $6,661,537  $  1,559
Average total assets                $7,285,102  $7,065,703  $219,399
Average equity                      $  615,587  $  496,642  $118,945

                                       Three Months Ended 12/31/2005
                                                  Excluding
                                     Consolidated    RAL/RT    RAL/RT

Net interest margin (tax equivalent)        4.42%       4.43%    NA

Net interest income (tax equivalent)  $   68,633  $   68,668  $   (35)

Interest income                       $  101,450  $  101,750  $  (300)
Interest expense                          34,384      34,649     (265)
                                     ------------ ----------- --------
Net interest income                   $   67,066  $   67,101  $   (35)
                                     ============ =========== ========
Tax equivalent adjustment             $    1,567  $    1,567  $     -

Average earning assets                $6,163,668  $6,151,951  $11,717
Average total assets                  $6,747,166  $6,735,929  $11,237
Average equity                        $  531,315  $  444,496  $86,819


Net Interest Margin (unaudited)
Dollars in Thousands


                                     Twelve Months Ended 12/31/2006
                                                Excluding
                                   Consolidated    RAL/RT    RAL/RT

Net interest margin (tax
 equivalent)                              5.76%       4.19%    NA

Net interest income (tax
 equivalent)                        $  379,994  $  270,198  $109,796

Interest income                     $  564,526  $  445,813  $118,713
Interest expense                       190,767     181,850     8,917
                                   ------------ ----------- ---------
Net interest income                 $  373,759  $  263,963  $109,796
                                   ============ =========== =========
Tax equivalent adjustment           $    6,235  $    6,235  $      -

Average earning assets              $6,602,474  $6,449,530  $152,944
Average total assets                $7,167,061  $6,790,013  $377,048
Average equity                      $  591,421  $  472,613  $118,808

                                      Twelve Months Ended 12/31/2005
                                                 Excluding
                                    Consolidated    RAL/RT    RAL/RT

Net interest margin (tax
 equivalent)                               5.45%       4.48%    NA

Net interest income (tax
 equivalent)                         $  320,654  $  259,014  $ 61,640

Interest income                      $  426,157  $  361,410  $ 64,747
Interest expense                        111,505     108,398     3,107
                                    ------------ ----------- ---------
Net interest income                  $  314,652  $  253,012  $ 61,640
                                    ============ =========== =========
Tax equivalent adjustment            $    6,002  $    6,002  $      -

Average earning assets               $5,886,201  $5,778,780  $107,421
Average total assets                 $6,405,547  $6,318,569  $ 86,978
Average equity                       $  517,583  $  430,307  $ 87,276


Consolidated Average Balances and Annualized Yields (unaudited)
Dollars in Thousands

                 -----------------------------------------------------
                                          QTD
                 -----------------------------------------------------

                                               As of 12/31/2006
Average Assets                             Balance    Income    Rate

Federal funds sold                       $   13,155  $    182   5.49%
Securities (1)
 Taxable                                    975,776    10,336   4.20%
 Non-taxable                                210,822     4,321   8.20%
                                         ----------- ---------
  Total securities                        1,186,598    14,657   4.91%
                                         ----------- ---------
Loans (2)
 Commercial (including Leasing)           1,272,964    28,247   8.80%
 Real estate - non residential            2,002,333    38,066   7.60%
 Real estate - residential                1,350,405    19,686   5.83%
 Consumer                                   834,420    21,409  10.18%
 Other                                        3,221        72   8.87%
                                         ----------- ---------
  Total loans                             5,463,343   107,480   7.84%
                                         ----------- ---------
Total earning assets (3)                  6,663,096   122,319   7.28%
                                         ----------- ---------
FAS 115 market value adjustment              10,249
Non earning assets                          611,757
                                         -----------
Total average assets                     $7,285,102
                                         ===========

Average liabilities and shareholders'
 equity
Non-interest-bearing demand deposits     $1,077,764  $     --   0.00%
Interest-bearing deposits
 Interest-bearing demand and savings      2,082,183    12,711   2.42%
 Time certificates of deposit             1,785,591    19,993   4.44%
                                         ----------- ---------
Total interest-bearing deposits           3,867,774    32,704   3.35%
                                         ----------- ---------
Borrowings
 Federal funds purchased and repurchase
  agreements                                348,632     4,293   4.89%
 Other borrowings                         1,300,438    17,183   5.24%
                                         ----------- ---------
Total borrowings                          1,649,070    21,476   5.17%
                                         ----------- ---------
Total interest-bearing liabilities        5,516,844  $ 54,180   3.90%
                                         ----------- ---------
Other liabilities                            74,907
Shareholders' equity                        615,587
                                         -----------
Total average liabilities and
 shareholders' equity                    $7,285,102
                                         ===========

Interest income/earning assets                                  7.28%
Interest expense/earning assets                                 3.22%
Tax equivalent net interest margin                     68,139   4.06%
Provision for credit losses/earning
 assets                                               (13,310) -0.80%
                                                     ---------
Net interest income on tax equiv. basis
 after provn for credit losses                         54,829   3.26%
Less: Tax equivalent interest income
 from Non-taxable securities and loans
 Included in interest income                            1,567  -0.09%
                                                     ---------
Net interest income after provision for
 credit losses                                       $ 53,262   3.17%
                                                     =========

Total loans, RAL                         $    1,559  $    276    NA
Total loans, excluding RAL               $5,461,784  $107,204   7.79%
Consumer loans, RAL                      $    1,559  $    276    NA
Consumer loans, excluding RAL            $  832,861  $ 21,133  10.07%


                                                As of 12/31/2005
Average Assets                              Balance    Income    Rate

Federal funds sold                        $   32,047  $    298   3.69%
Securities (1)
 Taxable                                   1,181,781    11,769   3.95%
 Non-taxable                                 210,462     4,324   8.22%
                                          ----------- ---------
  Total securities                         1,392,243    16,093   4.60%
                                          ----------- ---------
Loans (2)
 Commercial (including Leasing)            1,231,201    25,715   8.29%
 Real estate - non residential             1,701,807    30,727   7.22%
 Real estate - residential                 1,100,386    15,525   5.64%
 Consumer                                    701,869    14,643   8.28%
 Other                                         4,115        16   1.54%
                                          ----------- ---------
  Total loans                              4,739,378    86,626   7.28%
                                          ----------- ---------
Total earning assets (3)                   6,163,668   103,017   6.63%
                                          ----------- ---------
FAS 115 market value adjustment                5,462
Non earning assets                           578,036
                                          -----------
Total average assets                      $6,747,166
                                          ===========

Average liabilities and shareholders'
 equity
Non-interest-bearing demand deposits      $1,074,387  $     --   0.00%
Interest-bearing deposits
 Interest-bearing demand and savings       2,293,485     8,733   1.51%
 Time certificates of deposit              1,720,106    14,486   3.34%
                                          ----------- ---------
Total interest-bearing deposits            4,013,591    23,219   2.30%
                                          ----------- ---------
Borrowings
 Federal funds purchased and repurchase
  agreements                                 264,098     2,392   3.59%
 Other borrowings                            792,982     8,773   4.39%
                                          ----------- ---------
Total borrowings                           1,057,080    11,165   4.19%
                                          ----------- ---------
Total interest-bearing liabilities         5,070,671  $ 34,384   2.69%
                                          ----------- ---------
Other liabilities                             70,793
Shareholders' equity                         531,315
                                          -----------
Total average liabilities and
 shareholders' equity                     $6,747,166
                                          ===========

Interest income/earning assets                                   6.63%
Interest expense/earning assets                                  2.21%
Tax equivalent net interest margin                      68,633   4.42%
Provision for credit losses/earning
 assets                                                 (4,993) -0.32%
                                                      ---------
Net interest income on tax equiv. basis
 after provn for credit losses                          63,640   4.10%
Less: Tax equivalent interest income from
 Non-taxable securities and loans
 Included in interest income                             1,567  -0.10%
                                                      ---------
Net interest income after provision for
 credit losses                                        $ 62,073   4.00%
                                                      =========

Total loans, RAL                          $      168  $    104    NA
Total loans, excluding RAL                $4,739,210  $ 86,522   7.24%
Consumer loans, RAL                       $      168  $    104    NA
Consumer loans, excluding RAL             $  701,701  $ 14,539   8.22%



(1) Income and yield calculations are presented on a fully taxable equivalent basis.

(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(4) All rates are annualized.


Consolidated Average Balances and Annualized Yields (unaudited)
Dollars in Thousands

                 -----------------------------------------------------
                                          YTD
                 -----------------------------------------------------

                                               As of 12/31/2006
Average Assets                             Balance    Income    Rate
Federal funds sold                       $    8,283  $    383   4.62%
Securities (1)
 Taxable                                  1,068,100    44,532   4.17%
 Non-taxable                                209,558    17,116   8.17%
                                         ----------- ---------
  Total securities                        1,277,658    61,648   4.83%
                                         ----------- ---------
Loans (2)
 Commercial (including Leasing)           1,257,957   110,435   8.78%
 Real estate - non residential            1,905,289   142,787   7.49%
 Real estate - residential                1,241,863    71,200   5.73%
 Consumer                                   908,475   184,119  20.27%
 Other                                        2,949       189   6.41%
                                         ----------- ---------
  Total loans                             5,316,533   508,730   9.57%
                                         ----------- ---------
Total earning assets (3)                  6,602,474   570,761   8.64%
                                         ----------- ---------
FAS 115 market value adjustment              (2,953)
Non earning assets                          567,540
                                         -----------
Total average assets                     $7,167,061
                                         ===========

Average liabilities and shareholders'
 equity
Non-interest-bearing demand deposits     $1,164,716  $     --   0.00%
Interest-bearing deposits
 Interest-bearing demand and savings      2,178,034    46,880   2.15%
 Time certificates of deposit             1,733,608    69,956   4.04%
                                         ----------- ---------
Total interest-bearing deposits           3,911,642   116,836   2.99%
                                         ----------- ---------
Borrowings
 Federal funds purchased and repurchase
  agreements                                391,123    18,054   4.62%
 Other borrowings                         1,118,528    55,877   5.00%
                                         ----------- ---------
Total borrowings                          1,509,651    73,931   4.90%
                                         ----------- ---------
Total interest-bearing liabilities        5,421,293  $190,767   3.52%
                                         ----------- ---------
Other liabilities                           (10,369)
Shareholders' equity                        591,421
                                         -----------
Total average liabilities and
 shareholders' equity                    $7,167,061
                                         ===========

Interest income/earning assets                                  8.64%
Interest expense/earning assets                                 2.88%
Tax equivalent net interest margin                    379,994   5.76%
Provision for credit losses/earning
 assets                                               (64,693) -0.98%
                                                     ---------
Net interest income on tax equiv. basis
 after provn for credit losses                        315,301   4.78%
Less: Tax equivalent interest income
 from Non-taxable securities and loans
 Included in interest income                            6,235  -0.10%
                                                     ---------
Net interest income after provision for
 credit losses                                       $309,066   4.68%
                                                     =========

Total loans, RAL                         $  139,954  $118,123    NA
Total loans, excluding RAL               $5,176,579  $390,607   7.55%
Consumer loans, RAL                      $  139,954  $118,123    NA
Consumer loans, excluding RAL            $  768,521  $ 65,996   8.59%


                                                As of 12/31/2005
Average Assets                              Balance    Income    Rate
Federal funds sold                        $   25,765  $    792   3.07%
Securities (1)
 Taxable                                   1,224,425    48,565   3.97%
 Non-taxable                                 198,166    16,402   8.28%
                                          ----------- ---------
  Total securities                         1,422,591    64,967   4.57%
                                          ----------- ---------
Loans (2)
 Commercial (including Leasing)            1,271,327   100,059   7.87%
 Real estate - non residential             1,461,259   101,352   6.94%
 Real estate - residential                 1,004,738    56,754   5.65%
 Consumer                                    697,673   108,167  15.50%
 Other                                         2,848        68   2.39%
                                          ----------- ---------
  Total loans                              4,437,845   366,400   8.26%
                                          ----------- ---------
Total earning assets (3)                   5,886,201   432,159   7.34%
                                          ----------- ---------
FAS 115 market value adjustment               10,138
Non earning assets                           509,208
                                          -----------
Total average assets                      $6,405,547
                                          ===========

Average liabilities and shareholders'
 equity
Non-interest-bearing demand deposits      $1,134,952  $     --   0.00%
Interest-bearing deposits
 Interest-bearing demand and savings       2,107,079    25,206   1.20%
 Time certificates of deposit              1,615,945    47,749   2.95%
                                          ----------- ---------
Total interest-bearing deposits            3,723,024    72,955   1.96%
                                          ----------- ---------
Borrowings
 Federal funds purchased and repurchase
  agreements                                 186,707     5,781   3.10%
 Other borrowings                            834,399    32,769   3.93%
                                          ----------- ---------
Total borrowings                           1,021,106    38,550   3.78%
                                          ----------- ---------
Total interest-bearing liabilities         4,744,130  $111,505   2.35%
                                          ----------- ---------
Other liabilities                              8,882
Shareholders' equity                         517,583
                                          -----------
Total average liabilities and
 shareholders' equity                     $6,405,547
                                          ===========

Interest income/earning assets                                   7.34%
Interest expense/earning assets                                  1.89%
Tax equivalent net interest margin                     320,654   5.45%
Provision for credit losses/earning
 assets                                                (53,873) -0.92%
                                                      ---------
Net interest income on tax equiv. basis
 after provn for credit losses                         266,781   4.53%
Less: Tax equivalent interest income from
 Non-taxable securities and loans
 Included in interest income                             6,002  -0.10%
 ---------
Net interest income after provision for
 credit losses                                        $260,779   4.43%
                                                      =========

Total loans, RAL                          $   73,940  $ 64,772    NA
Total loans, excluding RAL                $4,363,905  $301,628   6.91%
Consumer loans, RAL                       $   73,940  $ 64,772    NA
Consumer loans, excluding RAL             $  623,733  $ 43,395   6.96%



(1) Income and yield calculations are presented on a fully taxable equivalent basis.

(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(4) All rates are annualized.


Key Financial Ratios (unaudited)
Dollars in Thousands

                      Three Months Ended        Twelve Months Ended
                    12/31/2006   12/31/2005   12/31/2006   12/31/2005
Financial Ratios
  Operating
   efficiency
   ratio
   consolidated          76.67%       71.10%       58.13%       49.48%
  Operating
   efficiency
   ratio RAL/RT        -868.99%     1299.57%       38.43%       15.44%
  Operating
   efficiency
   excluding
   RAL/RT                72.47%       67.67%       70.38%       62.34%

  Return on equity
   consolidated          -0.73%        8.27%       15.99%       19.18%
  Return on equity
   RAL/RT                -7.98%       -0.86%       44.53%       41.34%
  Return on equity
   excluding
   RAL/RT                 1.00%       10.05%        8.81%       14.69%

  Return on assets
   consolidated          -0.06%        0.65%        1.32%        1.55%
  Return on assets
   RAL/RT                -4.32%       -6.67%       14.03%       41.48%
  Return on assets
   excluding
   RAL/RT                 0.07%        0.66%        0.61%        1.00%
  Leverage ratio          8.45%        7.87%        8.25%        8.08%

                           YTD Ended
                    12/31/2006   12/31/2005
  Tangible common
   equity ratio           6.31%        5.87%
  Tier 1 capital
   ratio                  8.77%        8.02%
  Risk weighted
   capital ratio         11.74%       11.33%



                           YTD Ended
Credit Quality
 Ratios             12/31/2006   12/31/2005
  Allowance for
   credit losses
   consolidated    $    64,671  $    55,598
  Allowance for
   credit losses
   RAL/RT                    2            -
  Allowance for
   credit losses
   excluding
   RAL/RT               64,669       55,598

                      Three Months Ended        Twelve Months Ended
                    12/31/2006   12/31/2005   12/31/2006   12/31/2005
  Net charge-offs
   consolidated    $     4,885  $     1,217  $    55,620  $    53,935
  Net charge-offs
   RAL/RT                1,143       (1,968)      36,660       38,210
  Net charge-offs
   excluding
   RAL/RT                3,742        3,185       18,960       15,725


  Annualized net
   charge-offs to
   average loans
   consolidated           0.35%        0.10%        1.05%        1.22%
  Annualized net
   charge-offs to
   average loans
   RAL/RT               290.87%    -4647.52%       26.19%       51.68%
  Annualized net
   charge-offs to
   average loans
   excluding
   RAL/RT                 0.27%        0.27%        0.37%        0.36%

                      Three Months Ended
                    12/31/2006   12/31/2005
  Nonperforming
   assets
    Loans past due
     90 days and
     accruing      $       264  $     1,227
    Nonaccrual
     loans              17,049       16,590
                   ------------ ------------
    Total
     nonperforming
     loans              17,313       17,817
    Other real
     estate owned
     and other
     foreclosed
     assets              2,910        2,910
                   ------------ ------------
  Total
   nonperforming
   assets          $    20,223  $    20,727
                   ============ ============

Nonperforming
 loans/total loans
 excluding RAL/RT         0.30%        0.36%
Nonperforming
 assets/ total
 assets excluding
 RAL/RT                   0.28%        0.30%
Allowance for
 credit losses/non
 performing loans
 excluding RAL/RT          374%         312%
Allowance for
 credit
 losses/total
 loans excluding
 RAL/RT                   1.13%        1.14%


Book value per
 share
Actual shares
 outstanding at
 end of period (in
 thousands)             46,880       46,631
Book value per
 share             $     13.17  $     11.69
Tangible book
 value per share   $      9.88  $      8.47


Nonrecurring Items with Key Ratios and Reconciliation of GAAP to Non-
 GAAP Measures
Dollars in Thousands



                                    Three Months      Twelve Months
                                         Ended             Ended
                ================= ================= ==================
                4th Quarter Items     12/31/06          12/31/06
Net income and                    Amount   Effect             Effect
 Earnings per                       with      on     Amount      on
 share                  Effective   Tax     Diluted  with Tax  Diluted
                Amount   Tax Rate  Effect     EPS     Effect     EPS
                ------- --------- -------- -------- --------- --------
Consolidated
 Net Income         $-            $(1,133)  $(0.02)  $94,540    $2.01
  Unrealized
   Loss on
   Securities
   Impairment    8,761     35.87%   5,618     0.12     5,618     0.12
  IT System
   Write-off
   Obsolete
   Software      9,270     35.87%   5,945     0.13     5,945     0.13
  Severance        470     35.87%     301     0.01       301     0.01
  Sale of San
   Diego
   Branch, net  (1,780)    35.87%  (1,142)   (0.02)   (1,142)   (0.02)
  Tax Provision
   true-up      (1,039)            (1,039)   (0.02)   (1,039)   (0.02)
                                  -------- -------- --------- --------
Adjusted
 Consolidated
 Net Income                        $8,551    $0.20  $104,224    $2.23
                                  ======== ======== ========= ========


Loan Growth                                                Loan Growth
                                                           -----------
  Total Loans at 12/31/06                                  $5,718,833
  Less
  Holiday Loans                                                86,251
  Bridge Loan                                                  52,500
                                                           -----------
  Total Loans at 12/31/06 - Excluding Holiday and bridge
   loans                                                   $5,580,082

  Total Loans at 9/30/06                                    5,348,374
                                                           -----------
  Q4 Loan Growth - Excluding Holiday and bridge loans      $  231,708
                                                           -----------

                                                           -----------
  Annualized Loan Growth Excluding Holiday and bridge
   loans                                                         17.2%
                                                           ===========


Net Interest Margin
 Exclusive of RAL and
 Holiday Loans            Three Months Ended     Twelve Months Ended
                       ======================= =======================
                         12/31/06    12/31/05    12/31/06    12/31/05
  Consolidated Average
   Earning Assets      $6,663,096  $6,163,668  $6,602,474  $5,886,201
  RAL - Average
   Earning Assets           1,559      11,717     152,944     107,421
  Holiday Loan -
   Average Loans           35,797      22,378      14,664      10,288
                       ----------- ----------- ----------- -----------
  Adjusted
   Consolidated
   Average Earning
   Assets              $6,625,740  $6,129,573  $6,434,866  $5,768,492
                       =========== =========== =========== ===========

  Tax Equivalent
   Consolidated Net
   Interest Income     $   68,139  $   68,633  $  379,994  $  320,654
  Interest Income
   Adjustment for RAL        (622)        (35)    109,796      61,640
  Interest Income
   Adjustment for
   Holiday Loans           (4,728)     (2,427)     (4,728)     (2,427)
                       ----------- ----------- ----------- -----------
  Adjusted Tax
   Equivalent
   Consolidated Net
   Interest Income     $   64,033  $   66,241  $  265,470  $  256,587
                       =========== =========== =========== ===========

  Excluding RAL              4.10%       4.43%       4.19%       4.48%
  Adjusted NIM for
   Holiday Loans and
   RAL                       3.83%       4.29%       4.13%       4.45%
                       ----------- ----------- ----------- -----------


Growth in Non Interest Revenue Excluding Loss on Securities and Gain
 on Sale San Diego
----------------------------------------------------------------------
                                           Three Months Ended   Growth
                                          12/31/06   12/31/05    Rate
Consolidated Non-interest Revenue        $   9,887  $  13,998
Gain on Sale of San Diego Branch            (1,962)
Gain/Loss on Securities                      8,761
                                         ---------- ---------- -------
Adjusted Non-interest Revenue            $  16,686  $  13,998    19.2%
                                         ========== ========== =======


Nonrecurring Items with Key Ratios and Reconciliation of GAAP to Non-
 GAAP Measures
Dollars in Thousands


                     ---------------------------------------------
                               Three Months Ended 12/31/2006
                     =================================================
                                                          4th
                                                         Quarter
Operating Efficiency                RAL/RT   Excluding   Items
 Ratio                Consolidated   Impact    RAL/RT    impact

Non Interest Expense      $66,536  $(3,363)   $63,173   $(9,922)

Net Interest Income        66,572      622     67,194         -
Add: Non-Interest
 Income                     9,887     (235)     9,652    (1,962)
Less: Gain/Loss on
 Securities                (8,761)       -     (8,761)      N/A
Add: Tax Equivalent
 Adjustment on
 Securities                 1,567               1,567         -
                     ------------- -------- ---------- ---------
Adjusted Income for
 Efficiency Ratio         $86,787             $87,174
                     ============= ======== ========== =========

Efficiency Ratio            76.67%              72.47%


                                       -------------------------------
                                        Three Months Ended 12/31/2006
                                       ===============================
                                                             Excluding
                                                              RAL/RT,
                                         Excluding            4th Qtr
                                            4th                 and
                                          Quarter   Holiday   Holiday
                                          items,     Loans     loan
Operating Efficiency Ratio                 RAL/RT    Impact    impact

Non Interest Expense                      $53,251  $     -    $53,251

Net Interest Income                        67,194   (4,728)    62,466
Add: Non-Interest Income                    7,690        -      7,690
Less: Gain/Loss on Securities              (8,761)       -     (8,761)
Add: Tax Equivalent Adjustment on
 Securities                                 1,567        -      1,567
                                       ----------- -------- ----------
Adjusted Income for Efficiency Ratio      $85,212  $(4,728)   $80,484
                                       =========== ======== ==========

Efficiency Ratio                            62.49%              66.16%


Asset Quality Ratios - Allowance to Nonperforming Loans, Excluding
 RALs and Holiday Loans
                                                         4th Quarter
                                                          Excluding
                                         4th Quarter        RAL/RT
                                            2006       & Holiday Loans
                                      ---------------- ---------------
Nonperforming assets
  Loans past due 90 days and accruing $           264  $          264
  Nonaccrual loans                             17,049          17,049
                                      ---------------- ---------------
  Total nonperforming loans                    17,313          17,313
  Other real estate owned and other
   foreclosed assets                            2,910           2,910
                                      ---------------- ---------------
Total Nonperforming assets            $        20,223  $       20,223
                                      ================ ===============

Nonperforming loans/total loans
 excluding RAL/RT                                0.30%           0.30%
Nonperforming assets/ total assets
 excluding RAL/RT                                0.28%           0.28%
Allowance for credit losses/non
 performing loans excluding RAL/RT                374%            349%
Allowance for credit losses/total
 loans excluding RAL/RT                          1.13%           1.07%

Gross Loans                           $     5,718,833
Total Holiday Loans                           (86,251)
RAL/RT Loans                                        -
                                      ----------------
Gross Loans excluding RAL/RT and
 Holiday Loans                        $     5,632,582
                                      ----------------

Allowance for Credit Losses           $        64,671
Holiday Loan Allowance for Credit
 Losses                                        (4,166)
RAL/RT Allowance for Credit Losses                  -
                                      ----------------
                                      $        60,505
                                      ----------------


Profitability Ratios                         Three Months Ended
                                         12/31/2006      12/31/2005

  Return on Equity Consolidated                  -0.73%          8.27%

  Return on Assets Consolidated                  -0.06%          0.65%


  Consolidated Net Income                      $(1,133)
  Net Income - Excluding RAL/RT                 $1,256
  Consolidated Average Assets               $7,285,102
  Average Assets - Excluding RAL/RT         $7,065,703
  Consolidated Average Equity                 $615,587
  Average Equity - Excluding RAL/RT           $496,642


  Excluding RAL/RT and 4th Qtr. Items
  Adjusted Net Income - Excluding
   RAL/RT and 4th Qtr. Items                   $12,829
  Adjusted ROA - Excluding RAL/RT and
   4th Qtr. Items                                 0.72%
  Adjusted ROE - Excluding RAL/RT and
   4th Qtr. Items                                10.25%
                                       ---------------- --------------


    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley
             Senior Vice President
             Director, Investor Relations
             805-884-6680
             Debbie.Whiteley@pcbancorp.com